Exhibit 99.5

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call EVENT DATE/TIME: DECEMBER 18, 2012 / 1:30PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN - Nielsen Holdings to Acquire Arbitron - Conference Call

CORPORATE PARTICIPANTS

Liz Zale *Nielsen Holdings NV - Head of IR*

David Calhoun *Nielsen Holdings NV - CEO*

Bill Kerr *Arbitron Inc. - President & CEO*

Sean Creamer *Arbitron Inc. - EVP & COO*

Brian West *Nielsen Holdings NV - CFO*

CONFERENCE CALL PARTICIPANTS

Andrew Steinman *JPMorgan - Analyst*

Matt Chesler *Deutsche Bank - Analyst*

Mark Zgutowicz *Piper Jaffray & Co. - Analyst*

Dave Duckel *Sanford C. Bernstein & Co. - Analyst*

Brian Karimzad *Goldman Sachs - Analyst*

Suzie Stein *Morgan Stanley - Analyst*

Sara Gubins *BofA Merrill Lynch - Analyst*

David Bank *RBC Capital Markets - Analyst*

William Bird *Lazard Capital Markets - Analyst*

Doug Arthur *Evercore Partners - Analyst*

Kelly Flynn *Credit Suisse - Analyst*

Bethany Caster *Raymond James - Analyst*

Laura Martin *Needham & Company - Analyst*

Dan Moore *CJS Securities - Analyst*

David Hebert *Wells Fargo Securities - Analyst*

PRESENTATION

Operator

Good morning, and welcome to the Nielsen/Arbitron investor conference call. All participants will be in listen-only mode.

(Operator Instructions)

After today's presentation, there will be an opportunity to ask questions.

(Operator Instructions)

Please note, this event is being recorded. I would now like to turn the conference over to Liz Zale, Head of Investor Relations at Nielsen. Please go ahead.

2

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

THOMSON REUTERS

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Liz Zale—Nielsen Holdings NV—Head of IRThank you. Good morning, everyone. I'm pleased to have you join us for this conference call to discuss our announcement of the agreement from Nielsen to acquire Arbitron. With me on today's call from Nielsen are David Calhoun, our CEO; Brian West, our CFO; and joining us from Arbitron is Bill Kerr, President and Chief Executive Officer; and Sean Creamer, Executive Vice President and Chief Operating Officer. Before we begin, I will refer you to the Safe Harbor for forward-looking statements on page 2, as well as the additional information discussed on that page. A slide presentation that we're using on this call is available under the Events section of our investor relations website at ir.nielsen.com. For today's call, Dave will actually begin. Brian will also provide some information on our slides, and then we will take your questions. So, with that, we will be happy to turn over the call to our CEO, David Calhoun. David Calhoun—Nielsen Holdings NV—CEO Good morning, everyone. Just a couple of words upfront before I actually start flipping slides. This deal is a great deal for the Nielsen Company. We have a very, very high regard, and always have had a very high regard for the Arbitron Company and the measurements it provides for its industry, which is an industry we happen to love, in light of its relationship with consumers. I have a very high regard for the people in Arbitron and the leadership team, and I'd like for — turn it over to Bill Kerr for one second upfront to just make a comment. Bill Kerr—Arbitron Inc.—President & CEO Thanks, Dave. I can say very clearly that both the Board and management at Arbitron are really excited about this opportunity and this transaction. We put a lot of hard work into our own strategic thinking over the last year. And I think that we've all concluded this is the best way forward for Arbitron, and one that should be beneficial to the Company and to the customers that we serve. Obviously, it does well for our shareholders, but we do think very much that it also does exceptionally well for our customers. It helps bring radio more into the center part of the advertising mix. I think, between us, we will be able to provide greater insights to our media customers, and marketers generally. I would also add I think it does very well for our employees. We are putting together two cultures that are really focused on excellence and innovation in research. I think, for Arbitron, it provides for employees an opportunity to be part of a broader organization with all the kinds of opportunities that that may entail. So, we are excited. I know — Sean, would you like to add a word, too? Sean Creamer—Arbitron Inc.—EVP & COO I would just, obviously, echo that enthusiasm, certainly. We are very excited about the prospects of bringing the collective resources, capabilities and commitments of our companies and our employees to bear for the benefit of our respective customer bases. Obviously, Arbitron has been a strong advocate for radio, and there certainly are few companies, I think, that can boast Nielsen's wealth of media and consumer information, online capabilities, and powerful analytical tools. So, the idea of us being able to leverage that to bring to bear for the benefit of radio, I think, is pretty compelling, and we are very excited about that. David Calhoun—Nielsen Holdings NV—CEO Thanks, guys. So, let me just get you to page 3 at the introductory slide. This isn't news to any of the folks who, of course, have been following Nielsen. Our strategy is, in fact, all about consumers. We measure what they buy. We measure what they buy everywhere in the world. And we measure what they watch. That is really the interaction they have with all forms of media, which ultimately influenced their then purchase and buying behavior. Needless to say, the real magic for us is the ability to link the two of those consumer behaviors. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call So, moving on to page 4, just by way of transaction rationale. For the Nielsen Company, it gives us a whole new medium to measure, right? Wehave radio; we get to take it all around the world. We do, in fact, have a global footprint. It allows us to now analyze and understand consumersfor another two full hours a day, which is a very big deal. for another two full hours a day, which is a very big deal. We have opportunities between our two companies to measure unmeasured things — things that we know are important to both radio and for Nielsen's respective clients. Streaming audio, out-of-home measurements for television consumption, and most importantly maybe and one of the details that underwrites this thing, is the notion of how radio over-indexes toward multicultural audiences. Very important for Nielsen to represent all audiences, and this helps us in a very significant way in that regard. Ad effectiveness. In the world of ad effectiveness, it's all about what do you get for the money you spend on the medium by way of advertising. Nielsen has data sources across the board that we like to link to these audience measurements in all mediums. For us, this just gives us one more opportunity to provide advertisers real ROI metrics, or the effectiveness of the mediums that they advertise on. I mentioned global expansion. Our global teams will love this product. They will immediately try to learn and understand what it is, and take it to their local markets all around the world. Finally, these business models are entirely compatible — entirely. We understand the model, we understand the relationships that Arbitron has built and enjoys with its clients, and we look forward to integrating it with the Nielsen Company. Page 5. Needless to say, this is the simple notion of what this deal represents. We get a whole new medium, radio, and very importantly, another avenue in the music world, which is both a business opportunity and exposure that's important to us. On the right side, two full hours of a consumer's day. That is a very big deal, when your job is to measure how consumers ultimately form and change behaviors. And it's that linkage of buy and watch that ultimately allows us to provide those insights. So, it's a simple notion, but important notion. Page 6. I think everybody knows the legacies of these Companies. The positions we enjoy with our markets are built from these legacies. It's not built on purely technology or any other form. It's built on knowing and learning and understanding the domains within which we operate. Both Arbitron and Nielsen have been doing this for generations. That is a strength that we respect and we look forward to integrating inside our Company. Page 7 is just a snapshot of the Arbitron financial performance. We like this financial performance. We like the stability of this financial performance. We like the model with which they deploy their services with their clients. Ultimately, we believe we can enhance this in several ways, and look forward to integrating this model with our Company. Equally important for us, as we think about future capital-allocation decisions in our Company, this model helps, if not enhances, that capital-allocation strategy, which will unfold in the year ahead. Page 8 talks a little bit about our respective clients, and what might be in it for them. First and foremost, both of our client sets, whether it's radio or television or in the digital world, are looking for new ways to measure new opportunities and audiences. The simple ones, streaming audio, certainly for all of the radio clients, out-of-home metrics for our TV clients, and then, again, just a deeper understanding and measurement of all the US multicultural audiences are what's very appealing to all of us. With respect to advertising effectiveness, we talked about it. But I think everybody knows, the Nielsen Company is deep in retail data. We capture it every day. We capture it for most households across the United States. What we like to do is link that data to the advertising mediums that our advertisers and clients have ultimately tried to use to influence that behavior. Our ability to wrap that retail data around these media metrics are what differentiate our service, and ultimately, what provide value to the advertisers that we serve. These products are — and the cultures fit really like a glove. So, we look forward to that integration of all of that. Scale matters in this industry. We provide syndicated services to our respective markets. The scale helps us. It allows us to reinvest. It allows us to do more for our respective clients, so that they can go out and win in their marketplace. So, this model, all the way around, we believe, is good for the client sets that Arbitron has served over the years and that Nielsen has served over the years. Page 9, complementary business fundamentals. These are fundamentals that our Company, the Nielsen Company, has talked about since, certainly since this leadership team in 2006 began this mission. Arbitron, again, fits like a glove. They are in the business. They provide mission-critical data THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call to their clients. Clients that — are measures that matter every day with respect to their clients being able to realize revenue, and ultimately, tomarket their advantages. They have unique consumer information and insight, from which you can derive competitive strategies and other things to help them in their endeavors. Both have built legacies around syndicated services — scalable syndicated services. And then finally, the one very complementary action here is the fact that Nielsen brings a global footprint, and that Arbitron can take advantage of that global footprint in introducing services around the world. So, a very complementary set of business fundamentals. Okay, page 10. I'm going to let Brian — I'll take a drink, and I'll ask Brian to just highlight the transaction itself. Brian West—Nielsen Holdings NV—CFO Great. Thanks, Dave. As you know, the purchase price is $48 per share, representing $1.3 billion of equity value. It's a 100% cash deal. The combined business go-forward is revenue of around $6 billion, and adjusted EBITDA of $1.7 billion. We expect this transaction to be accretive, day one. And it's going to be meaningful in the first year and the second year in the neighborhood of $0.13 and $0.19, respectively. This is driven by being able to integrate the businesses and derive efficiencies including synergies of at least $20 million annualized. We expect the transaction to close, subject to customary closing conditions and subject to regulatory review. Turn to page 11. Not only are the business models very complementary, but the financial expression is very similar as well. These are very consistent growth businesses. They stand the test of just about any economic environment, and they grow. There's a compounding growth story for both these models. We have recurring revenue for both Nielsen and Arbitron. When we walk into a year, we, respectively, have anywhere from 70% to 80% of our revenue on hand through our long-term, multi-year contracts that we both enjoy. We've got operating leverage because of the syndicated nature of our product offerings, and the free cash flow strength of these models is powerful. It gives ability to scale with very low capital intensity. So, look at page 12. This is the combined business LTM, or last 12-months', view across key financial metrics. So, when you take the $5.5 billion of Nielsen, you add about 8% of additional revenue, and EBITDA for both, respectively, we view this as a good-sized tuck-in. It's one that will be important as we go forward, particularly as you go to the far right, which is the cash flow. Cash flow model, when you put these things together, is very powerful and very accretive. So, very similar, not a big deal relative to the combined, and important for us as we think about the client opportunities ahead of us. Page 13. From a balance sheet standpoint, this represents a modest increase to our leverage on day one. But given the model and the cash flow power, it delevers nicely over time. I mentioned the accretive nature on an adjusted EPS standpoint of $0.13 and $0.19, respectively, in the first two years. We do have a financing commitment that supports this deal in the amount of $1.3 billion. As Dave mentioned, it enhances our future return capital strategy. In fact, I'd go further to say, this deal does not inhibit, in any way, our plans regarding capital allocation that we've described generally. In fact, it enhances our ability to provide returns to shareholders, given the strong cash flow nature that this model brings to us. We will provide more detail around general capital allocation specifics as we get into February on our regularly scheduled year-end earnings call. With that, I'll turn it back over to Dave. David Calhoun—Nielsen Holdings NV—CEO So, in the end, this advances all the long-term objectives of our Company, because we capture more of the consumers' time. We have a broader measurement of what is rapidly changing consumer behavior. The ROI point of view is what all of our clients want. They spend money to advertise. They spend money to advertise across mediums. The ability to link buy side data to those advertising exposures is what Nielsen is all about. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Finally, we have invested, over a long period of time, in our global platform. Arbitron will plug into that global platform immediately, and I thinkthey look forward to the potential of that opportunity. So, with that, I will turn it over to our audience and ask for questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) Andrew Steinman at JPMorgan. Andrew Steinman—JPMorgan—Analyst Could you just go over, again, Brian, what you just said about how this increased level of debt does not inhibit the capital allocation that you've discussed? With the debt that you're taking out, are there any covenants that would relate to capital allocation that we should know about? Brian West—Nielsen Holdings NV—CFO On the last point, there aren't any. Again, this is something that we considered to fit nicely within our general capital structure and strategy. For us, it does have a modest uptick on the net leverage ratio. But over time, given, as I mentioned, the strong cash flow model, it will spin off quite a bit of accretive cash flow. Again, it's very consistent with how we think about future return of capital. So, it all is very consistent, in many ways, enhances what we had always talked about as our desire to return cash to shareholders. Andrew Steinman—JPMorgan—Analyst But does it change the time frame? Does it push out any timeframe? Brian West—Nielsen Holdings NV—CFO Not at all. Like I said, it doesn't inhibit it in any way. Operator Matt Chesler at Deutsche Bank. Matt Chesler—Deutsche Bank—Analyst So, on the synergies, you guys are talking about at least $20 million. Can you talk about why that level is appropriate? Why can't it be $40 million, say? THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call David Calhoun—Nielsen Holdings NV—CEOWell, Matt, we're getting [one] here so we've a lot of work to do. I will tell you that we plan on doing good things for the radio clients that Arbitron has. So there will be some recapture of synergies in the form of new ROI metrics for their clients. So there are things we are going to do, both in the puts and takes. The case that we've described for you, I would characterize as an underwriting case and a secure case. But first and foremost, we are going to talk to the radio clients about what we can do for them and with the Arbitron domain experts. Matt Chesler—Deutsche Bank—Analyst What would you foresee dealing with the synergies? Do you expect to reinvest them or let some of it drop to the bottom line? David Calhoun—Nielsen Holdings NV—CEO Well, certainly, some will drop to the bottom line because it has to. But, at the end of the day, this is a good placeholder with respect to how you might evaluate that on the bottom line. Then, ultimately, for us, we do things for our clients. As we get closer to a real closing on this transaction, I am sure there will be more to share. Matt Chesler—Deutsche Bank—Analyst Sure. Just a bigger picture question around the timing for the deal. Can you give us some insight into the history of the transaction and your discussions? Maybe a little bit of insight into there — why now and what made this the appropriate time to go forward with the transaction that probably what was out there but always a possibility for some time. David Calhoun—Nielsen Holdings NV—CEO Yes, great question. This was just the right time. I think The Nielsen Company, with respect to its progress post the 2006 private equity investment, allows us — gives us all the leverage in the world to make this acquisition. As Brian said, not only stay on strategy, but enhance our strategy, ultimately, to return capital to shareholders. So, the timing, from our point of view, was really, very good in that respect. I think everyone, who has followed us, knows that it — we wanted to get ourselves in a conservative financial position so that we could do things like this. Then, with respect to the transaction itself, this one happened very quickly. I will let Bill comment. But I will also suggest that there was just a very strong, I think, affinity on the part of the Arbitron Board that this was the right transaction for its employees and for its customers. Therefore, we put it together in a real, real fast pace. Bill Kerr—Arbitron Inc.—President & CEO Yes, I would simply add that, as I've suggested at the beginning, our Board and senior management had been and they always are, particularly engaged in trying to figure out the right strategy for us as a company and what is a quite rapidly changing media environment. As this opportunity emerged, I think with the tremendous respect we have between the two companies for each other, as the opportunity to talk to each other and get this going occurred, it did pick up speed very, very quickly. The obvious benefit, I think, for both Nielsen and Arbitron and the customers we serve was so apparent that it was a relatively easy transaction to put together in the final analysis. Matt Chesler—Deutsche Bank—Analyst Okay. Great. Thank you. Congratulations. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Liz Zale—Nielsen Holdings NV—Head of IROperator, next question, please? Operator Mark Zgutowicz, Piper Jaffray. Mark Zgutowicz—Piper Jaffray & Co.—Analyst Just getting back to the synergies. If you could, maybe, just specifically talk about where the crossover points are with TV and radio? What I'm hearing you say is there's certainly some obvious synergies to Arbitron's clients from your TV data. So, I get that. Is that generally the bulk of that $20 million in synergies initially that you will see? Then maybe you could talk about the other side of that? Radio to TV and where that — where those complementary pieces fall into place? David Calhoun—Nielsen Holdings NV—CEO Yes. Thanks for asking that question because maybe I wasn't as clear as I needed to be. The real — so the $20 million number is largely a cost-base synergy because the logical things that these models lend themselves to. The revenue-based synergies, and the important ones for the radio world, is the linkage of our [buy] side data to the advertising medium that they measure. So, if you are a radio client spending — or if you are a client of the big radio companies, spending money on advertising, you want to know what you get for it. Ultimately, the buy side data that we have, that is the proof point on the effectiveness of that advertising is why I think they will be very interested. I think it's also a strategic pursuit on the part of the Arbitron team that this satisfies. So, I mean, that is really the guts of the revenue side synergies. Beyond that, it's taking this across the global marketplace. Our deal, in terms of how it was underwritten, we don't need giant lists on either of those things from a revenue standpoint to make this work. But I know we will end up with a lot more satisfied clients every step of the way. Brian West—Nielsen Holdings NV—CFO It's important to note that the global nature is going to be over the long term. As Dave mentioned, these are primarily cost synergies that we get out of the gate as we build the underwriting case. Mark Zgutowicz—Piper Jaffray & Co.—Analyst Okay. Fair enough. Then just a clarification. I might have missed this but does the accretion include the impacts of the debt financing? What are your assumptions on the financing side, just roughly? Brian West—Nielsen Holdings NV—CFO So, that's an all-in number, net of financing. We, given the fact that we are in the markets, it tries to get the best view of what we would expect in the interest rate environment. But we will get more specific as we get closer to closing the transaction over time. Sean Creamer—Arbitron Inc.—EVP & COO (multiple speakers) — exclusive of transaction costs. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Brian West—Nielsen Holdings NV—CFOYes. Mark Zgutowicz—Piper Jaffray & Co.—Analyst Okay. Just one last question. For those that might be wondering why radio versus acquisition within the digital sphere and obviously, radio extends to digital. We are not quite — Arbitron is not quite there yet, but clearly it has the power to move into online radio. But specific to just digital in general, there's obviously lots of other areas within digital that you could have looked to acquire and could continue but why Arbitron? Why radio today relative to something in the digital arena, whether that's mobile, whether that's something more on the effectiveness side or extending your offering there? Maybe you can just talk to those two points? David Calhoun—Nielsen Holdings NV—CEO Terrific. So, this is definitely not an either/or. So, the Nielsen Company has plenty of firepower and capital. We'll continue making digital acquisitions, which, heretofore, is all we've made. So if you stop and think about the acquisitions we've made since, again, the private equity team came in, we started in mobile with Telephia. We moved [down in] NetRatings. NetRatings, we consolidated our interest in the online space. We went after Buzzmetrics. So we consolidated our position there. We just announced SocialGuide as a very important social media complement to our television ratings. We just announced yesterday an all-in deal with Twitter to complement, again, the paid advertising audience with earned audience in TV. So, make no mistake. That is a very important path to us. We continue on it. This, in no way, shape, or form, precludes us to stay on that path. In many ways, it might allow us to get more aggressive. In the meantime, the notion of — and pursuit of streaming audio, for the purposes of that radio set of clients, Arbitron has been on for itself. So, again, very complementary. Please, in no way, shape, or form is this either/or. We are still going to move down that path. Operator Todd Juenger at Sanford Bernstein. Dave Duckel—Sanford C. Bernstein & Co.—Analyst This is Dave [Duckel] for Todd. We are wondering, can you tell us how you plan to integrate Arbitron's existing cross-platform measurement technology with the one Nielsen has been developing, if at all? David Calhoun—Nielsen Holdings NV—CEO Yes. There is nothing to integrate. So, again, the cross-platform discussion gets quite confused. There's really not a client I know of that's actually looking for radio-TV cross-platform. So, Arbitron has, I think, and again, I will ask Sean to comment, a couple of very custom-oriented projects that they are doing with very specific clients to support their endeavor. Nielsen has done a few, none, of which, involve radio. So, there is no real integration of those two activities. We will seek to provide cross-platform solution amongst many other players to our specific client needs. But that is not why we are doing this transaction. Only because I don't think there is a market today. I'm not sure one will develop anytime soon. For us, it really is that linkage of buy side data. And then, the advice and counsel we can provide to marketers around best marketing mix, given the fact that we measure audiences and effectiveness across all mediums. So, that's really, again, the background and strategy here. I just would be careful in the cross media take of it — that's not really part of this deal. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Sean Creamer—Arbitron Inc.—EVP & COO Dave, I would just add — it's Sean. Arbitron's approach to cross-platform is not cross-platform for cross-platform sake, it is to provide customers with valuable insights that they can use to monetize their content across whatever platform they're distributing in that content. Obviously, increasingly, customers are looking to distribute that content over more and more platforms. Our job is to make sure we are providing them full credit for their audiences, wherever those audiences are consuming the content. I think that's very consistent with Nielsen's approach. I think the combination of that goal is going to drive our cross-platform approach. Operator Brian Karimzad at Goldman Sachs. Brian Karimzad—Goldman Sachs—Analyst If you wouldn't mind helping us with a little bit with history. So you've attempted to work together before. I think there was an experiment to —where you had the option to roll out the Portable People Meter together, to help with the national television rating and local television rating? I think the results are an experiment on the buy side when you're trying to integrate the Nielsen buy side data with some of the offerings from Arbitron. P&G was backing it but then it folded at some point. Can you refresh us why those didn't work out and what's changing this time? And then I have a follow-up. David Calhoun—Nielsen Holdings NV—CEO Yes, that's a great question. So, in the process of those projects, over time — I will go back. First of all, I started in '06, some of these preceded that. But the one that I think was maybe most important, that actually speaks to the respect we have for one another. Ultimately, why this makes sense, today, was really the single-source initiative that we had, Project Apollo, which was, in effect, to have a single household metric for all things consumed. Then, ultimately, to be able to link that to buy side data, so that we could get a real picture of the effectiveness of a variety of advertising vehicles. The fallacy in that one, and we worked closely with some very big clients, was that the notion of single-source was flawed. It ended up being costly and ultimately, ineffective, because the buy side data was very difficult to accumulate against that single-source. We both — I mean, if you interview the people involved in that process, I think everybody was very excited at the prospect. Everybody willingly invested, including our clients. We just couldn't get to the answer. Today, that linkage with big data and technology available, the way it is, the notion that we can reach in at a discreet level, all of the retail data that Nielsen has in its house today. We can solve for that in a very different way, without necessarily having a single-source to bump up against. So, there just — the technology that is developed over these years and the platforms that we enjoy, allow us to solve for it differently. But the need was always there. It is still there. We are excited at the prospects. I think both sides see it that way. So, I think there's a lot of reasons why, believe it or not, you may have called them failed. These were good, smart tries at a real opportunity that now just makes more sense. Bill Kerr—Arbitron Inc.—President & CEO David, I would also add, we've been pretty productive partners together on Scarborough for a number of years. Brian and Sean, who are both on this call, served on the Board together. That's been a very good working relationship. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call David Calhoun—Nielsen Holdings NV—CEOThat's a great point, Bill. Sean Creamer—Arbitron Inc.—EVP & COO My perspective does date back to those early initiatives. I, by no means, would characterize them as failures at all. I think they were incredibly informative in helping us, individually, view where the marketplace was and where it was moving. I'd echo what Dave suggested. Each and every one of those conversations was productive and collaborative and helped form our individual views on where the marketplace was going. The collaboration is intuitively obvious for both of us. We think very similarly about our approach to the customers and to measurement science. I think it's just the right time. It's informed — well-informed, by the productive conversations we've had in the past. Brian Karimzad—Goldman Sachs—Analyst Okay. That's helpful. Then just — I know it's hard to speak on the antitrust part, but I think one of your customers or sunbeam or something, they had a lawsuit. It was about a year or so ago on the local side. I think a judge threw it out. Is that done with at this point, just to clarify? David Calhoun—Nielsen Holdings NV—CEO Well, that's for regulators to decide. I will tell you this. It really is as simple as Arbitron is in the radio business. We are in the TV world. So, the overlaps — I mean, frankly, you can barely find any. So, we feel confident about that process. We hope it goes quickly. As in all transactions, we've looked hard at it but feel very good about it. Operator Suzie Stein at Morgan Stanley. Suzie Stein—Morgan Stanley—Analyst Just going back to the regulatory approval process. Is it just HSR and FCC approval that you need? Is there any other approval that you need from a regulatory standpoint? David Calhoun—Nielsen Holdings NV—CEO No. That's it, Suzie. Suzie Stein—Morgan Stanley—Analyst Okay. And is there any breakup fee if the deal doesn't get done for any reason? Brian West—Nielsen Holdings NV—CFO Yes, on the topic of breakup fees, there's a 2.5% breakup fee for fiduciary arbitrary to Nielsen. There's a 10% breakup fee for regulatory approvals, Nielsen to Arbitron. As Dave mentioned, we're going through that process and we feel confident in the outcome. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Suzie Stein—Morgan Stanley—AnalystOkay. Then what's the plan for Arbitron management? How long will they stay on? David Calhoun—Nielsen Holdings NV—CEO We are doing our very best to keep them. We like them. Sean's been a terrific partner in this whole process. So, let's not guess anything here. Right now, they are the domain experts in radio and that is what we are acquiring. So, believe it, we have a lot of appreciation for what they bring to their clients and that what this is about. Operator Sara Gubins, Bank of America Merrill Lynch. Sara Gubins—BofA Merrill Lynch—Analyst Could you talk through the key topline drivers for Arbitron pricing versus new clients and contracts? Then, also any commentary you could help us with on margins over time? There's been pretty significant fluctuation in Arbitron's margins over the last seven, eight years, with some nice improvement recently. I'm wondering where that goes over time? Sean Creamer—Arbitron Inc.—EVP & COO It's Sean. Obviously, we can talk historically. We have not provided and aren't going to provide guidance on a forward-looking basis. But our model is very comparable to Nielsen's from a pricing perspective and growth perspective, very stable, long-term contracts established over time. Our typical escalators would, in our view, remain consistent with what historical factors have been. I just don't think we're going to talk a whole bunch about the financial drivers on a going-forward basis. But suffice to say, these models are very comparable. I don't think there's any surprises you would see lining up in Nielsen versus Arbitron from a customer contract perspective. Sara Gubins—BofA Merrill Lynch—Analyst So is pricing in the 1% to 2% range per year and the rest is volume or does that break down differently? Sean Creamer—Arbitron Inc.—EVP & COO Well, it's a longer question and a longer answer. Obviously, we have transitioned from our [diary] to electronic measurement, which is a more costly product that [phase] in at pricing has resulted in growth rates above historical escalators. Our historical escalators, before that, in transition, have been in the neighborhood of 3% to 4%. Sara Gubins—BofA Merrill Lynch—Analyst Okay. Then just to clarify the expected annual savings of $20 million on the cost side. Was that included in the accretion number or is that separate? Brian West—Nielsen Holdings NV—CFO No. That's in there. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Sara Gubins—BofA Merrill Lynch—Analyst That's in there. Okay, so the $20 million was a pretax number or post-tax? Brian West—Nielsen Holdings NV—CFO The $20 million is pretax. Sara Gubins—BofA Merrill Lynch—Analyst Okay. Then, last question. I don't know if you'll go into this, now, but could you give us any thoughts on how you will think about your leverage targets over time in the context of capital allocation plans? David Calhoun—Nielsen Holdings NV—CEO The goals haven't changed one iota. I think we've communicated consistently to the marketplace that we are — want to improve our leverage and ultimately be at an investment-grade the next time we need to borrow money to alter our structure. We think we can do that. We think we can return capital to shareholders. We will have a lot more on this subject at our earnings call out in February. Operator David Bank, RBC Capital Markets. David Bank—RBC Capital Markets—Analyst Two quick questions. The first one is, could you give a sense of the difference in the level of activeness versus passiveness of each of their watch, or we'll call it, watch-and-listen products now? How do they differ and how do you cross-sell that to your respective client base? Then the second question is, if you look at what the Arbitron technology gives to you, can you talk — can you give us a specific example of, on the matching buy side and measurement of media consumption side? What is a specific initiative? What is a specific product that you will be able to offer that you couldn't offer before? Thank you. David Calhoun—Nielsen Holdings NV—CEO Great. So, again, be a little careful. There is no cross-selling because there's not — nobody does that. They have a technology they use and deploy to their radio clients, which, I would guess, has gotten more passive over time and will continue to get more passive with their technology roadmap. That is exactly the same case for Nielsen. We have consistently moved toward more passive forms of measurement. Our goal, I think, probably in both cases, is to become completely passive, where you don't need to touch anything. So, we are both on those roadmaps. We do not know enough about each other's roadmaps today to tell you what synergies might ultimately get integrated there. But that really doesn't happen at the client level. Again, there's no cross-sell involved in that process. With respect to various specific opportunities, again, I will give you an example of it. We don't have a plan for it yet, but the simple idea is, you know we have a joint venture with Catalina. It is a move by which we wrap all of the consumer retail transaction around TV audience exposure. That exact same product can get wrapped around radio audience exposure. The beauty of it is, it can get wrapped around at a very local level, in which case, you can measure it in very discreet markets and ultimately, create ROI opportunities for the radio clients that Arbitron serves, to differentiate their selling against other potential advertising mediums in local markets. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call So, that's the product. There are many others, where again, we would attempt to take our retail data and try to wrap it around the audience exposure,such that we can demonstrate ROI for the ROI clients, or for the radio clients that they serve. So, there will be on the Nielsen side, probably, half a dozen buy side data sources that are going to want to wrap themselves around this audience and try to prove their point. We will let the best person win. Operator William Bird at Lazard. William Bird—Lazard Capital Markets—Analyst Could you talk a bit about timing, when you would expect this to close? On the topic of synergies, if you were to rank order some of the opportunity sets that are not captured in the $20 million in synergies, how would you go about that? Thank you. Bill Kerr—Arbitron Inc.—President & CEO Obviously, we like the transaction to close as fast as we possibly can but understand that there's natural regulatory reviews that we will have to get our way through. So we will have more clarity on timing as we move forward. In terms of synergies, I go to Dave's point, is that we've got very consistent measured platforms. We do things in a very similar way. We will have natural efficiencies that will come from that. My guess is that as we learn more about the power of the models that there could be more. But we also want to remind people that our [plan] is going to be at the same time to reinvest for growth. The opportunities that will be out there for us will be attractive while we still will be able to deliver on efficiencies and cost savings and grow the business at the same time. William Bird—Lazard Capital Markets—Analyst The uptick in the accretion from $0.13 to $0.19, two years out, what's the key driver of that? Is it just the phasing in of those synergies? Bill Kerr—Arbitron Inc.—President & CEO Primarily. Operator Doug Arthur, Evercore. Doug Arthur—Evercore Partners—Analyst Just a question on international growth expectations. Historically, Arbitron has not, as you pointed out, had a big international book. How — what have the frictions been and how does the combination with Nielsen going to solve that? Sean Creamer—Arbitron Inc.—EVP & COO It's Sean. Certainly, I think a limiting factor for us, with respect to international expansion, has been scale, more than anything else. Obviously, we've got a placeholder, if you will, for some of our international opportunities. Our focus has been on making sure PPM was the currency in the largest THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call markets domestically before we aggressively moved internationally. I think this adds scale to that opportunity and obviously, a vast infrastructureon the ground in countries that I think affords us an opportunity to accelerate those plans in a pretty dramatic fashion. David Calhoun—Nielsen Holdings NV—CEO It's a reasonably big deal. We will be hesitant, at this stage, to give you timing on that, simply because, usually those contracts come up at intervals. We've got to make sure we understand those intervals, how prepared we are in each of the countries. I will tell you this, there will not be a local team in the world that is not going to visit the Arbitron facility to find out everything it can about what it does so it can take it straight back to its market. So, there's a lot of fun and now more excitement on the part of our global teams, and I think, on the part of the Arbitron team. The timing of any realization on that front is really subject to the way those procurements are going to get run in country. But we'll have a much clearer and better view on that as these teams really integrate. Operator Kelly Flynn at Credit Suisse. Kelly Flynn—Credit Suisse—Analyst I have a few. First question is just clarification about how you were thinking about the growth prospects of radio? I think there's some investor perception that radio is just not a growth category, but yet, Arbitron has been growing. Could you just clarify — is Arbitron's growth driver been traditional radio measurement, or has this been more about growing and just streaming radio? As you think about the future, does the growth relate to traditional or is this really all about getting this online? Then I have a follow-up. Thank you. Sean Creamer—Arbitron Inc.—EVP & COO It's Sean. The answer is both. We certainly feel very, very good about our current traditional customer base. I think the streamers are an opportunity. But, again, I will go back to my point. Our job is to measure radio wherever it's being consumed. We don't differentiate whether it's being consumed over the air or in stream. We need to provide our customers for full credit for their audience. It is a medium that's growing. The number of people that are listening to radio on a weekly basis continues to grow. Advertising dollars follow audience, and that audience is increasing. There's certainly fragmentation in a world where the proliferation of ways people can consume content is increasing. We think we are uniquely positioned, given the portable measurement that we have, to ensure that our radio customers get that full credit. So, we believe very, very strongly in our traditional customer base and we view it as an opportunity for our traditional customers to increase the monetization of their content through the digital initiatives if we can measure it. There are new players in this space and there will be new players five years from now that we are not even considering. Our job, and I think it's a shared goal between Nielsen and Arbitron, is to make sure we are evolving our measurement to incorporate what we know today and what we expect will be the way people consume content moving forward. David Calhoun—Nielsen Holdings NV—CEO Let me just add something here. I don't want to be lost in anybody. That was the single most important question for the Nielsen Company to answer as we pursue this acquisition. Do we believe in the medium? Do we believe in the measurement of that medium over the long haul? The answer was, unequivocal from all of our team who live in the digital world and live in all of these places, yes. So, we actually believe in this one quite a bit. The philosophies are, on both sides, we measure consumption, not distribution. The fact that distribution moves in different ways toward that consumer, we have to stay ahead of it. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call The technology that Arbitron deploys is capable of that, just like the technology that Nielsen deploys in the television world is capable of that.Now, as distribution changes and all of those conflicts of interest occur, we weather those storms. But ultimately, there's an audience and it's a great audience. It changes the behavior of consumers. So, we like this medium. We like the fundamentals that underlie it and it's consistent with our approach in the Nielsen Company. So, it's — we really like everything about it. Like I said, single most important question that we had to answer. Sean Creamer—Arbitron Inc.—EVP & COO Getting back to Dave's point earlier, the fact is, the combined entity is going to be measuring what people spend, seven hours a day consuming, adding the two hours of radio to the five hours of television, is powerful. Kelly Flynn—Credit Suisse—Analyst Great. Thank you so much. Then, a different question. I appreciate the comments on the EPS accretion. But I was hoping you could get into a little more detail on other hurdle rates you evaluate when you look at acquisitions, whether it be IRR or, other return on invested capital metrics just so we can understand if this, to the extent this goes beyond EPS accretion, how are you thinking about that? Thanks. David Calhoun—Nielsen Holdings NV—CEO Make no mistake. I still have roughly a dozen private equity members on my Board. We have just about every set of analytics anyone could ever want, with respect to return on investments. I really love this one. So do they. So, yes, this meets all the hurdles. We are not going to get into specific targets other than, in my lifetime, this one is at the high end of the scale. Kelly Flynn—Credit Suisse—Analyst Then last really quick one. Just — I know someone asked about antitrust and you said — Nielsen is really not in radio. But you guys do some radio. Can you just clarify how big Nielsen is currently in radio, and what you think the combined market share in the category will be? David Calhoun—Nielsen Holdings NV—CEO Yes, we are not in radio in the US. We just don't do it, which is why we view that we do television and Arbitron does radio. They are different because, we don't have any activities in the US around radio measurement. Operator Bill Warmington at Raymond James. Bethany Caster—Raymond James—Analyst This is Bethany Caster in for Bill Warmington. Congratulations on the acquisition. David Calhoun—Nielsen Holdings NV—CEO Thank you. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Bethany Caster—Raymond James—AnalystThe first question is, with Arbitron addressing more local clients, will this increase pressure on you to build up your local TV products, so you can offer a better buy to watch linkage? David Calhoun—Nielsen Holdings NV—CEO This is a really good question. In the end, one of the attractive things about this deal, is the services we can provide to advertisers, regarding local advertising end markets. As you know, we have a very strong local television business. We now have a very strong local digital business, with respect to the OCR product and its capabilities in local markets, and now, radio. So, we have three very important mediums now in those local markets. Those mix decisions are difficult for local advertisers. Now our challenge is going to be to efficiently provide mix services to that crowd. But this helps give us scale and understanding across those markets. At the end of the day it is advertisers who pay all the bills for all the participants in all these industries. The better we can serve them, the better off we are. I believe that this combination gives us just a little more critical mass and understanding of local advertising. If we can provide those services efficiently, this could give us some upside, and I think, some important contributions to our clients. Bethany Caster—Raymond James—Analyst Okay. One last question. Given the premium, can you tell us if this is a competitive bidding process? David Calhoun—Nielsen Holdings NV—CEO Well, as a buyer, I'm sure as hell it was. (laughter) Bethany Caster—Raymond James—Analyst Fair. Okay, thank you. Sean Creamer—Arbitron Inc.—EVP & COO (multiple speakers) — perspective, it was a robust process. Operator Laura Martin at Needham. Laura Martin—Needham & Company—Analyst Just a couple of things. One of the things we're seeing a lot on the Internet is a ton of money being spent trying to break into local markets. I'm wondering now, with the purchase of Arbitron, whether you think that you have a new area to follow this digital money being spent like [Patch] and [Bankrate] and [Supervisor] into these local markets where so much money is being spent. Does it give you a new whole area of things that measurement that they can't do on the Internet today. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call Then, on Pandora, if you listen to Pandora, they will say, that Arbitron won't measure them because it's too threatening to the incumbent base. I'mwondering, Dave, now that you own this, would you be more willing to go after the potential disrupters of the core Arbitron base. I'm interested in that answer. Thanks. David Calhoun—Nielsen Holdings NV—CEO Just let me — I will answer the first part first. I probably didn't do it well enough the last time. I like everything about local. I like everything that this deal does for us in local. I would — I don't want to distinguish any advertising — one advertising vehicle over another. One of the inside services that our company provides, is better, more discrete data around each of those mediums and the effectiveness of those mediums under what circumstances. So, our ability to build insight practices for local advertising clients is enhanced by this transaction, given the significant role radio plays. But yes, we have also pursued and have tools to measure the digital delivery, i.e., publishing sites at local markets and local television. So, this just helps us understand broadly that set of markets. Sean, you probably want to take a crack at (multiple speakers) — Sean Creamer—Arbitron Inc.—EVP & COO Sure. I will tell you, Arbitron's job is to measure radio, however radio is defined. The marketplace is working through that definition now. We have never said that we will not measure per plays. In fact, we believe we need to. But, we need to measure it in an appropriate fashion. To the extent the models are different, and the delivery is different, it may call for different metrics and a different methodology. We are working with the industry to define that now. It is our expectation that we will reach that definition. But there's absolutely no truth to the fact that we won't measure radio, however it's defined. We will own that space. David Calhoun—Nielsen Holdings NV—CEO This — our Company has the same philosophy. If there is anything about our reach or our technology that will help the Arbitron team get to that goal faster, then we will lean in and lean in heavily because that is exactly the way we see the world. We are here to measure consumption. We are here to help all those who are reaching consumers. Operator Dan Moore at CJS Securities. Dan Moore—CJS Securities—Analyst Bill and Sean, perhaps, can you elaborate on the one or two most critical capabilities that Nielsen offers that Arbitron could not develop over time as a standalone? Then, any color on how the Board came to determine that the $48 price tag maximized shareholder value would be very helpful. Sean Creamer—Arbitron Inc.—EVP & COO Yes, I think we alluded to it. Certainly, scale is an issue, particularly around the global footprint that Nielsen brings that simply — for us to get from here to there on our own, would have been incredibly challenging, time-consuming and an investment that probably wouldn't have been supported by a return that made sense in the long term, frankly. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN - Nielsen Holdings to Acquire Arbitron - Conference Call

So, that's obviously a very compelling opportunity for us on the global path. Obviously, we measure radio. We are going to continue measuring radio. Arbitron -- Nielsen continues to measure television. They're going to continue measure television. But I think the key factor is the global opportunity.

Bill Kerr - *Arbitron Inc. - President & CEO*

Yes, I would just echo that. I would agree totally with Sean. I think one of our frustrations here is the lack of scale we had to play in the global environment. I think this opens up some major opportunities over time.

Sean Creamer - *Arbitron Inc. - EVP & COO*

The question relative to the Board's approach. Obviously, the Board's job is to evaluate opportunities that maximize shareholder value on a risk-adjusted basis. I think our process, and the conclusion here, checked those boxes in a very unique and positive way for employees, customers and shareholders.

Dan Moore - *CJS Securities - Analyst*

Thank you. That's helpful. Congratulations on the end and the beginning.

Liz Zale - *Nielsen Holdings NV - Head of IR*

Operator, we'll take the last question, please.

Operator

David Hebert at Wells Fargo.

David Hebert - *Wells Fargo Securities - Analyst*

Congrats on the deal.

David Calhoun - *Nielsen Holdings NV - CEO*

Thank you.

David Hebert - *Wells Fargo Securities - Analyst*

Could you just talk about Arbitron's market share in the radio measurement space? Is that something you've disclosed before?

Sean Creamer - *Arbitron Inc. - EVP & COO*

We are the currency for radio. Obviously, the market has, for a long time, understood that the buy-sale process is aided by having a single number to transaction -- to transact business on. So, obviously, we are the provider. Currently, there are competitors in the marketplace and will continue to be. But obviously, we have a significant share. That is, largely, the a request of our customers and to serve best the buy-sale process.

19

THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us

©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

THOMSON REUTERS

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call David Calhoun—Nielsen Holdings NV—CEO Look, we like their market position. They are a leader, they've earned it. They get challenged every single day by their clients and we look forward to the same set of challenges. David Hebert—Wells Fargo Securities—Analyst Okay. Fair enough. Then on your leverage targets, you mentioned investment-grade. Is investment-grade the goal, or is investment-grade like credit profile? David Calhoun—Nielsen Holdings NV—CEO (laughter) I love this question. I always start on this one and only on this one. I — so look, the answer is yes and yes. Yes, we want to be — we want the financial markets to recognize the stability of this Company and the cash flow nature of our Company, and to give us interest rates accordingly. So far so good. This gets better over time and it gets better as we approach the refinancing hurdles that we will have out in 2016. We want to just be in the best possible shape when that day happens. We will be. So, this transaction enhances that and it allows us to continue, well, to begin a policy that, again, we will disclose some time in February earnings call. Liz Zale—Nielsen Holdings NV—Head of IR Great. With that, we will close the call. Thank you everyone for joining us today. We look forward to speaking with you in 2013 and wish all of you happy holidays. Operator The conference is now concluded. David Calhoun—Nielsen Holdings NV—CEO Thanks everyone. Operator Thank you for attending today's event. You may now disconnect. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 18, 2012 / 1:30PM, NLSN—Nielsen Holdings to Acquire Arbitron—Conference Call DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2012, Thomson Reuters. All Rights Reserved. 4973170-2012-12-18T19:58:26.327 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Additional Information and Where You Can Find It:

In connection with the proposed acquisition by Nielsen Holdings, N.V. (“Nielsen”) of Arbitron Inc. (“Arbitron”) pursuant to the terms of an Agreement and Plan of Merger by and among Arbitron, Nielsen, and a wholly-owned subsidiary of Nielsen, Arbitron will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement (including all amendments and supplements to it) because it will contain important information. Investors may obtain free copies of the proxy statement when it becomes available, as well as other filings containing information about Arbitron, without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from Arbitron’s Investor Relations web site (http://www.arbitron.com/investors) or by directing a request to Arbitron at: Arbitron Inc., 9705 Patuxent Woods Drive, Columbia, MD 210476, Attn: Investor Relations.

Arbitron and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Arbitron’s stockholders in respect of the proposed transaction.

Information regarding Arbitron’s directors and executive officers is available in Arbitron’s proxy statement for its 2012 annual meeting of stockholders, filed with the SEC on April 12, 2012. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the proxy statement to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements Disclaimer:

This written communication includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as ‘will’, ‘expect’, ‘should’, ‘could’, ‘shall’ and similar expressions. These statements are subject to risks and uncertainties concerning Nielsen’s proposed acquisition of Arbitron, Arbitron’s expected financial performance, as well as Arbitron’s strategic and operational plans and actual results and events could differ materially from what presently is expected. The potential risks and uncertainties include the possibility that the transaction will not close or that the closing may be delayed; the possibility that Arbitron may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; general economic conditions; conditions in the markets Nielsen and Arbitron are engaged in; behavior of customers, suppliers and competitors (including their reaction to the transaction); technological developments; as well as legal and regulatory rules affecting Nielsen’s and Arbitron’s business and specific risk factors discussed in other releases and public filings made by Nielsen and Arbitron (including the their respective filings with the SEC). This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this written communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors.